EXHIBIT 11.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion by reference in this Registration Statement on Form 1-A POS of our report dated May 1, 2017 with respect to the audited consolidated financial statements of Generation Income Properties, Inc. for the year ended December 31, 2016 and period from June 19, 2015 (Inception) to December 31, 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  MaloneBailey LLP

Houston, Texas

March 28, 2018